Exhibit 99.1

Endo Reports Fourth-Quarter and Full-Year 2024 Financial Results

•	Endo achieved 2024 revenues and adjusted EBITDA expectations, while progressing the Company’s strategic priorities

•	XIAFLEX® hit record revenues of $516 million in 2024, up 9% versus 2023

•	The Company provides 2025 revenue guidance of $1,775 to $1,860 million and adjusted EBITDA guidance of $620 to $650 million

MALVERN, Pa., March 13, 2025 — Endo, Inc. (“Endo” or the “Company”) (OTCQX: NDOI) today reported financial results for the fourth quarter and full-year ended December 31, 2024.

“We ended the year strong, with XIAFLEX® annual revenues exceeding $500 million for the first time and the successful launch of ADRENALIN® ready-to-use premixed bags,” said Scott Hirsch, Interim Chief Executive Officer. “These milestones, along with the strategic realignment of our sterile product pipeline and the two recently announced transformative transactions, underscore our commitment to deliver growth and shareholder value.”

Separately, the Company announced that it has entered into a definitive agreement to combine with Mallinckrodt plc in a cash and stock transaction.

ENDO FOURTH-QUARTER FINANCIAL PERFORMANCE

(in thousands)

	Successor (a)	Predecessor (a)
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	% Change 2024 vs. 2023
Branded Pharmaceuticals	$246,878	$245,769	—%
Sterile Injectables	$92,266	$95,899	(4)%
Generic Pharmaceuticals	$110,879	$139,211	(20)%
International Pharmaceuticals	$17,474	$16,855	4%
Total Revenues, Net	$467,497	$497,734	(6)%
Net Loss	$(349,312)	$(2,441,483)	(86)%
Adjusted Net Income (b)	$70,498	$151,060	(53)%
Adjusted EBITDA (b)	$163,913	$166,341	(1)%

(a)	Endo acquired substantially all of the assets of Endo International plc (“EIP”), on April 23, 2024, as contemplated by EIP’s plan of reorganization.
(b)

The information presented in the table above includes non-GAAP financial measures such as Adjusted Net Income and Adjusted EBITDA. Please refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONSOLIDATED RESULTS

Total revenues in fourth-quarter 2024 were $467 million, a decrease of 6% compared to $498 million in fourth-quarter 2023. This decrease was primarily attributable to competitive pressure across the Generic Pharmaceuticals and Sterile Injectables segments.

Net Loss in fourth-quarter 2024 was $349 million, compared to a net loss of $2,441 million in fourth-quarter 2023. This change was driven by fourth-quarter 2023 adjustments to estimated allowed claims, including with respect to certain litigation matters and debt obligations that were reduced to actual payments upon emergence from the Chapter 11 process in second-quarter 2024. This was partially offset by fourth-quarter 2024 asset impairment charges and the application of fresh start accounting.

Adjusted Net Income in fourth-quarter 2024 was $70 million, compared to $151 million in fourth-quarter 2023. This change was primarily due to increased interest and income tax expenses in fourth-quarter 2024.

Adjusted EBITDA in fourth-quarter 2024 was $164 million, compared to $166 million in fourth-quarter 2023. This change was primarily driven by decreased revenues, partially offset by higher adjusted gross margin due to changes in segment and product mix.

SEGMENT RESULTS

Branded Pharmaceuticals segment revenues in fourth-quarter 2024 were $247 million, compared to $246 million in fourth-quarter 2023. XIAFLEX® revenues were $148 million in both fourth-quarter 2024 and fourth-quarter 2023.

Fourth-quarter 2023 results included the benefit of a one-time reserve reversal of approximately $14 million following application of the final Inflation Reduction Act vial-wastage rebate determination to XIAFLEX®. Fourth-quarter 2024 XIAFLEX® revenues were primarily driven by an 8% increase in volume due to strong underlying demand.

Sterile Injectables segment revenues in fourth-quarter 2024 were $92 million, compared to $96 million in fourth-quarter 2023. This change was primarily driven by competitive pressure on VASOSTRICT®, partially offset by the resolution of previously disclosed temporary supply disruptions. During fourth-quarter 2024, the Company launched three sterile injectable products, including ADRENALIN® ready-to-use (RTU) premixed bags, the first and only FDA-approved, manufacturer-prepared epinephrine premixed IV bags.

Generic Pharmaceuticals segment revenues in fourth-quarter 2024 were $111 million, compared to $139 million in fourth-quarter 2023. This change was primarily attributable to competitive pressure across a number of products, mainly dexlansoprazole delayed-release capsules, partially offset by increased revenues from lidocaine patch 5%.

International Pharmaceuticals segment revenues in fourth-quarter 2024 were $17 million, compared to $17 million in fourth-quarter 2023.

BALANCE SHEET AND LIQUIDITY

As of December 31, 2024, Endo had $387 million in unrestricted cash and cash equivalents.

Net cash provided by operating activities in fourth-quarter 2024 was $30 million, compared to $115 million in fourth-quarter 2023. This change was primarily driven by increased interest and tax payments in fourth-quarter 2024 compared to fourth-quarter 2023.

FINANCIAL GUIDANCE

Endo is providing the following financial guidance for the full year ending December 31, 2025 based on Endo’s current views, beliefs, estimates and assumptions. Guidance for the full year 2025 includes the International Pharmaceuticals business and will be updated following completion of the divestiture. All financial expectations provided by Endo are forward-looking, and actual results may differ materially from such expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Current Outlook
($ in millions)
Total Revenues, Net	$1,775 - $1,860
Adjusted EBITDA	$620 - $650
Assumptions:
Segment Revenues:
Branded Pharmaceuticals	$895 - $920
Sterile Injectables	$360 - $395
Generic Pharmaceuticals	$450 - $475
International Pharmaceuticals	~$70
Adjusted Gross Margin as a Percentage of Total Revenues, Net	~64%
Adjusted Operating Expenses	$590 - $610

CONFERENCE CALL INFORMATION

Endo and Mallinckrodt will host a joint conference call to discuss the proposed transaction and their respective fourth quarter and full year 2024 results today, March 13, 2025, at 8:00 a.m. ET.

The webcast may be accessed through this webcast link or from the Investor Relations section of the Company’s website at investor.endo.com/events. To access the call through a conference line, participants may dial 800-836-8184 (U.S. and Canada toll-free) or 646-357-8785 (outside the U.S.). Participants are advised to join 10 minutes prior to the scheduled start time. A replay of the webcast will be available following the event.

FINANCIAL SCHEDULES

The following table presents unaudited Total Revenues, Net (dollars in thousands):

	Successor	Predecessor
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	% Change 2024 vs. 2023
Specialty Products:
XIAFLEX®	$147,939	$147,760	—%
SUPPRELIN® LA	25,659	23,459	9%
Other Specialty (1)	14,496	16,515	(12)%

Total Specialty Products	$188,094	$187,734	—%

Established Products:
PERCOCET®	$25,432	$27,584	(8)%
TESTOPEL®	10,886	10,265	6%
Other Established (2)	22,466	20,186	11%

Total Established Products	$58,784	$58,035	1%

Total Branded Pharmaceuticals (3)	$246,878	$245,769	—%

Sterile Injectables:
ADRENALIN®	$24,102	$24,329	(1)%
VASOSTRICT®	13,016	21,983	(41)%
Other Sterile Injectables (4)	55,148	49,587	11%

Total Sterile Injectables (3)	$92,266	$95,899	(4)%

Total Generic Pharmaceuticals (5)	$110,879	$139,211	(20)%

Total International Pharmaceuticals (6)	$17,474	$16,855	4%

Total Revenues, Net	$467,497	$497,734	(6)%

(1)	Products included within Other Specialty include, but are not limited to, AVEED®.
(2)	Products included within Other Established include, but are not limited to, EDEX®.
(3)	Individual products presented above represent the top two performing products for the periods presented and/or any product having revenues in excess of $25 million during the quarter.
(4)

Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.

(5)

The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. During the Successor three months ended December 31, 2024, Lidocaine patch 5%, made up 9% of consolidated revenues. During the Predecessor three months ended December 31, 2023, Dexlansoprazole delayed release capsules, which launched in November 2022, made up 6% of consolidated total revenues.

(6)	No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.

The following table presents the unaudited Condensed Consolidated Statement of Operations (dollars in thousands):

	Successor	Predecessor
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
TOTAL REVENUES, NET	$467,497	$497,734
COSTS AND EXPENSES:
Cost of revenues	402,450	249,535
Selling, general and administrative	138,315	140,433
Research and development	28,077	28,140
Litigation-related and other contingencies, net	3	1,556,773
Asset impairment charges	243,635	357
Acquisition-related and integration items, net	727	148
Interest expense (income), net	56,655	(239)
Reorganization items, net	—	942,382
Other income, net	(8,822)	(7,525)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(393,543)	$(2,412,270)

INCOME TAX (BENEFIT) EXPENSE	(44,231)	28,768

(LOSS) INCOME FROM CONTINUING OPERATIONS	$(349,312)	$(2,441,038)

DISCONTINUED OPERATIONS, NET OF TAX	—	(445)

NET (LOSS) INCOME	$(349,312)	$(2,441,483)

NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(4.59)	$(10.38)
Discontinued operations	—	—

Basic	$(4.59)	$(10.38)

NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(4.59)	$(10.38)
Discontinued operations	—	—

Diluted	$(4.59)	$(10.38)

WEIGHTED AVERAGE SHARES:
Basic	76,156	235,220
Diluted	76,156	235,220

The following table presents unaudited Total Revenues, Net (dollars in thousands):

	Successor	Predecessor	Non-GAAP	Predecessor	Non-GAAP
	2024	Period From January 1, 2024 through April 23, 2024	Combined 2024 (7)	2023	% Change 2024 vs. 2023
Specialty Products:
XIAFLEX®	$362,985	$152,638	$515,623	$475,014	9%
SUPPRELIN® LA	59,307	26,213	85,520	96,849	(12)%
Other Specialty (1)	36,147	21,120	57,267	73,797	(22)%

Total Specialty Products	$458,439	$199,971	$658,410	$645,660	2%

Established Products:
PERCOCET®	$63,486	$33,892	$97,378	$106,375	(8)%
TESTOPEL®	27,872	13,225	41,097	42,464	(3)%
Other Established (2)	60,413	32,626	93,039	64,588	44%

Total Established Products	$151,771	$79,743	$231,514	$213,427	8%

Total Branded Pharmaceuticals (3)	$610,210	$279,714	$889,924	$859,087	4%

Sterile Injectables:
ADRENALIN®	$60,207	$38,601	$98,808	$99,910	(1)%
VASOSTRICT®	36,354	34,309	70,663	93,180	(24)%
Other Sterile Injectables (4)	132,307	59,621	191,928	236,473	(19)%

Total Sterile Injectables (3)	$228,868	$132,531	$361,399	$429,563	(16)%

Total Generic Pharmaceuticals (5)	$291,430	$143,677	$435,107	$650,352	(33)%

Total International Pharmaceuticals (6)	$47,658	$26,052	$73,710	$72,516	2%

Total Revenues, Net	$1,178,166	$581,974	$1,760,140	$2,011,518	(12)%

(1)	Products included within Other Specialty include, but are not limited to, AVEED®.
(2)	Products included within Other Established include, but are not limited to, EDEX®.
(3)

Individual products presented above represent the top two performing products in each product category for the Successor year ended December 31, 2024, the Predecessor period from January 1, 2024 through April 23, 2024 and/or any product having revenues in excess of $25 million during any quarter presented for 2024 or 2023.

(4)

Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.

(5)

The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. During the Successor year ended December 31, 2024, Lidocaine patch 5% made up 9% of consolidated revenues. Varenicline tablets, which launched in September 2021, made up 8%, for the year ended December 31, 2023 (Predecessor), of consolidated total revenues. During the year ended December 31, 2023, Dexlansoprazole delayed release capsules, which launched in November 2022, made up 6% of consolidated total revenues.

(6)	No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.
(7)

As required by GAAP, due to the application of Fresh Start Accounting, results for the period must be presented separately for the predecessor period from January 1, 2024 through April 23, 2024 (the “Predecessor” period) and the successor year ended December 31, 2024 (the “Successor” period), where applicable. However, to facilitate comparison of our operating results against the relevant prior periods the Company has combined the results of the Predecessor and Successor periods as non-GAAP measures (“combined” results).

The following table presents the unaudited Condensed Consolidated Statement of Operations (dollars in thousands):

	Successor	Predecessor
	2024	Period From January 1, 2024 through April 23, 2024	2023
TOTAL REVENUES, NET	$1,178,166	$581,974	$2,011,518
COSTS AND EXPENSES:
Cost of revenues	1,184,469	259,552	946,415
Selling, general and administrative	382,629	158,391	567,727
Research and development	70,715	32,022	115,462
Acquired in-process research and development	1,750	750	—
Litigation-related and other contingencies, net	203	200	1,611,090
Asset impairment charges	243,635	2,103	503
Acquisition-related and integration items, net	2,370	(196)	1,972
Interest expense (income), net	164,051	(2)	—
Reorganization items, net	—	(6,125,099)	1,169,961
Other (income) expense, net	(9,769)	5,262	(9,688)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(861,887)	$6,248,991	$(2,391,924)

INCOME TAX (BENEFIT) EXPENSE	(131,023)	58,511	55,862

(LOSS) INCOME FROM CONTINUING OPERATIONS	$(730,864)	$6,190,480	$(2,447,786)

DISCONTINUED OPERATIONS, NET OF TAX	—	182,838	(2,021)

NET (LOSS) INCOME	$(730,864)	$6,373,318	$(2,449,807)

NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(9.60)	$26.32	$(10.41)
Discontinued operations	—	0.78	(0.01)

Basic	$(9.60)	$27.10	$(10.42)

NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(9.60)	$26.32	$(10.41)
Discontinued operations	—	0.78	(0.01)

Diluted	$(9.60)	$27.10	$(10.42)

WEIGHTED AVERAGE SHARES:
Basic	76,156	235,220	235,219
Diluted	76,156	235,220	235,219

The following table presents the unaudited Condensed Consolidated Balance Sheet (dollars in thousands):

	Successor	Predecessor
	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$387,247	$777,919
Restricted cash and cash equivalents	89,183	167,702
Accounts receivable	415,924	386,919
Inventories, net	527,736	246,017
Other current assets	55,797	89,944

Total current assets	$1,475,887	$1,668,501

TOTAL NON-CURRENT ASSETS	2,877,014	3,468,793

TOTAL ASSETS	$4,352,901	$5,137,294

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$476,827	$537,736
Other current liabilities	38,166	1,058

Total current liabilities	$514,993	$538,794

LONG-TERM DEBT, LESS CURRENT PORTION, NET	2,422,721	—
OTHER LIABILITIES	162,849	100,192
LIABILITIES SUBJECT TO COMPROMISE	—	11,095,868
SHAREHOLDERS’ EQUITY (DEFICIT)	1,252,338	(6,597,560)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$4,352,901	$5,137,294

The following table presents the unaudited Condensed Consolidated Statement of Cash Flow data (dollars in thousands):

	Successor	Predecessor
	2024	Period From January 1, 2024 through April 23, 2024	2023
OPERATING ACTIVITIES:
Net (loss) income	$(730,864)	$6,373,318	$(2,449,807)
Adjustments to reconcile Net (loss) income to Net cash provided by (used in) operating activities	844,283	(7,117,959)	2,884,905

Net cash provided by (used in) operating activities	$113,419	$(744,641)	$435,098

INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	(36,993)	(19,751)	(94,325)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(1,750)	(750)	—
Proceeds from sale of business and other assets	5,674	2,188	5,134
Proceeds from the U.S. Government Agreement	12,195	7,728	39,397

Net cash used in investing activities	$(20,874)	$(10,585)	$(49,794)

FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	(3,750)	(2,783,950)	(592,759)
Proceeds from issuance of debt and equity, net of other payments	(9,170)	2,907,558	(11,869)

Net cash (used in) provided by financing activities	$(12,920)	$123,608	$(604,628)

Effect of foreign exchange rate	(200)	(1,998)	704
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$79,425	$(633,616)	$(218,620)

CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	397,005	1,030,621	1,249,241

CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$476,430	$397,005	$1,030,621

(a)	Beginning during the third-quarter of 2022, Endo International plc (EIP) became obligated to make certain adequate protection payments as a result of its previously disclosed Chapter 11 proceedings.

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain financial information of Endo, Inc. in this release that are not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and the Company believes that these measures will be used by certain investors to evaluate operating results. The Company believes that presenting these non-GAAP financial measures provides useful information about performance across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable, as more fully described in the reconciliation tables below.

Despite the importance of these measures to management in goal setting and performance measurement, the Company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income (unlike GAAP net income and its components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.

These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.

The tables below provide reconciliations of certain of the non-GAAP financial measures included in this release to their most directly comparable GAAP metrics. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.

Reconciliation of Net Loss (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP)

The following table provides a reconciliation of Net Loss (GAAP) to Adjusted EBITDA (non-GAAP) (in thousands):

	Successor	Predecessor (a)
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Net Loss (GAAP)	$(349,312)	$(2,441,483)
Income tax (benefit) expense, net	(44,231)	28,768
Interest expense, net	56,655	(239)
Depreciation and amortization (1)	83,930	74,358

EBITDA (non-GAAP)	$(252,958)	$(2,338,596)
Asset impairment charges (2)	243,635	357
Share-based compensation (1)	3,286	—
Acquisition & Divestitures (3)	178,285	148
Debt or equity financing activities (4)	2,126	—
Restructuring or similar transactions (5)	(1,641)	7,381
Certain litigation-related and other contingencies, net (6)	—	1,556,773
Reorganization items, net (7)	—	942,382
Other (8)	(8,820)	(2,549)
Discontinued Operations (10)	—	445

Adjusted EBITDA (non-GAAP)	$163,913	$166,341

(a)

Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Reconciliation of Net Loss (GAAP) to Adjusted Net Income (non-GAAP)

The following table provides a reconciliation of Endo’s Net Loss (GAAP) to Adjusted Net Income (non-GAAP) (in thousands):

	Successor	Predecessor (a)
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Net Loss (GAAP)	$(349,312)	$(2,441,483)
Non-GAAP adjustments:
Asset impairment charges (2)	243,635	357
Acquisition & Divestitures (3)	241,466	62,346
Debt or equity financing activities (4)	2,126	—
Restructuring or similar transactions (5)	(1,641)	7,380
Certain litigation-related and other contingencies, net (6)	—	1,556,773
Reorganization items, net (7)	—	942,382
Other (8)	(8,820)	(1,947)
Tax adjustments (9)	(56,956)	24,807
Discontinued Operations (10)	—	445

Adjusted Net Income (non-GAAP)	$70,498	$151,060

(a)

Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Reconciliation of Select Other Adjusted Income Statement Data (non-GAAP)

The following tables provide detailed reconciliations of select other income statement data for Endo, Inc. between the GAAP and non-GAAP measure (in thousands):

	Three Months Ended December 31, 2024 (Successor)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other (income) expense, net	Income tax (benefit) expense
Reported (GAAP)	$402,450	$65,047	13.9%	$410,757	$—	$(8,822)	$(44,231)
Items impacting comparability:
Asset impairment charges (2)	—	—		(243,635)	—	—	—
Acquisition & Divestitures (3)	(236,064)	236,064		(5,402)	—	—	—
Debt or equity financing activities (4)	—	—		(2,126)	—	—	—
Restructuring or similar transactions (5)	1,977	(1,977)		(336)	—	—	—
Other (8)	—	—		(2)	—	8,822	—
Tax adjustments (9)	—	—		—	—	—	56,956

Non-GAAP	$168,363	$299,134	64.0%	$159,256	$—	$—	$12,725

	Three Months Ended December 31, 2023 (c)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other income, net	Income tax expense
Reported (GAAP)	$249,535	$248,199	49.9%	$1,725,851	$942,382	$(7,525)	$28,768
Items impacting comparability:
Asset impairment charges (2)	—	—		(357)	—	—	—
Acquisition & Divestitures (3)	(62,198)	62,198		(148)	—	—	—
Restructuring or similar transactions (5)	(702)	702		(6,678)	—	—	—
Certain litigation-related and other contingencies, net (6)	—	—		(1,556,773)	—	—	—
Reorganization items, net (7)	—	—		—	(942,382)	—	—
Other (8)	—	—		(4,602)	—	6,549	—
Tax adjustments (9)	—	—		—	—	—	(24,807)

Non-GAAP	$186,635	$311,099	62.5%	$157,293	$—	$(976)	$3,961

(a)

Gross profit is calculated as total revenues less cost of revenues. Gross margin is calculated as gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.

(b)

Total operating expenses is calculated as the total of: (i) Selling, general and administrative; (ii) Research and development; (iii) Acquired in-process research and development; (iv) Litigation-related and other contingencies, net; (v) Asset impairment charges; and (vi) Acquisition related and integration items, net.

(c)

Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures

Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures are as follows:

(1)

Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including amounts related to restructuring or other transactions.

(2)	Adjustments for asset impairment charges included the following (in thousands):

	Successor	Predecessor
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Other intangible asset impairment charges	$243,635	$—
Property, plant and equipment impairment charges	—	357

Total	$243,635	$357

(3)	Adjustments for acquisitions and divestitures included the following (in thousands):

	Successor		Predecessor
	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Amortization of inventory step-up	$172,855	$—	$—	$—
Fair value of contingent consideration	—	727	—	148
Amortization of intangible assets (a)	63,181	—	61,823	—
Integration	28	4,675	—	—
Other acquisition and divestiture items	—	—	375	—

Total	$236,064	$5,402	$62,198	$148

(a)

For the purposes of calculating Adjusted EBITDA (non-GAAP), amortization of intangible assets is excluded from the adjustments for acquisitions and divestitures as it is included as an adjustment to arrive at EBITDA (non-GAAP). Amortization of intangible assets is an adjustment included in the acquisitions and divestitures line item for the purposes calculating Adjusted Net Income (non-GAAP).

(4)	To exclude debt modification costs associated with the Company’s October 2024 term loan repricing.

(5)	Adjustments for Restructuring or similar transactions included the following (in thousands):

	Successor		Predecessor
	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$—	$(336)	$693	$6,677
Inventory adjustments	—	—	9	1
Other	1,977	—	—	—

Total	$1,977	$(336)	$702	$6,678

(6)	To exclude adjustments to accruals for litigation-related charges of Endo International plc.

(7)

Amounts relate to the net expense or income recognized during Endo International plc’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.

(8)	The “Other” row included in the above reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (non-GAAP) includes the following adjustments:

	Successor		Predecessor
	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	Operating expenses	Other (Income)/ Expense	Operating expenses	Other (Income)/ Expense
Certain Legal Costs	$—	$—	$2,069	$—
Legal Settlements	3	—	—	—
Foreign currency impact related to the re-measurement of intercompany debt instruments	—	(2,685)	—	2,156
Other	(1)	(6,137)	2,533	(8,705)

Total	$2	$(8,822)	$4,602	$(6,549)

(9)

Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which Endo, Inc. operates or EIP operated. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(10)	To exclude from the results of the Predecessor reported as discontinued operations. No portion of Endo, Inc.’s business is currently reported as a discontinued operation.

About Endo

Endo is a diversified pharmaceutical company boldly transforming insights into life-enhancing therapies. Our passionate team members collaborate to develop and deliver these essential medicines. Together, we are committed to helping everyone we serve live their best life. Learn more at www.endo.com or connect with us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to the statements by Mr. Hirsch and any statements relating to financial guidance, expectations, plans or projections, supply disruptions, pipeline development or realignment, product launches and submissions, strategic priorities, the combination with Mallinckrodt, improving performance, revenue growth, competition, demand and any other statements that refer to expected, estimated, predicted or anticipated future results or that do not relate solely to historical facts. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intends,” “guidance,” “future,” “potential” or similar expressions are examples of forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties, some of which Endo may not currently be able to predict. Although Endo believes that these forward-looking statements and other information are based upon reasonable assumptions and expectations, readers should not place undue reliance on these or any other forward-looking statements and information. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: with respect to the announced combination with Mallinckrodt, necessary governmental and regulatory approvals, satisfaction of closing conditions and shareholder approval; changes in competitive, market or regulatory conditions; changes in legislation or regulations; global political changes, including those related to the new U.S. presidential administration; our use of artificial intelligence and data science; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom we rely for goods and services; issues associated with our supply chain; our ability to develop and expand our product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or generic products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo and in Endo’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Endo’s most recent Form 10-K and Form 10-Q and in Endo’s final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Endo’s Form S-1/A.

Copies of the Company’s press releases and additional information about the Company are available at www.endo.com or you can contact the Company’s Investor Relations Department at investor.relations@endo.com.

Contacts:

Media:	Investors:

Linda Huss	Juan Avendano

media.relations@endo.com	investor.relations@endo.com

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